Exhibit 10.3

AMENDMENT TO FINANCING AGREEMENT

THIS AMENDMENT, dated May 20, 2010 (this “Amendment”), to the Financing Agreement made the 29th day of April, 2010 (the “Financing Agreement”) between NeurogesX, Inc., a Delaware corporation (“NeurogesX”) and Cowen Healthcare Royalty Partners, L.P., a limited partnership organized under the laws of the state of Delaware (“CHRP”, and together with NeurogesX, collectively, the “Parties”).

BACKGROUND

The Parties have entered into the Financing Agreement pursuant to which, among other things, CHRP will advance, and NeurogesX will borrow, the Revenue Investment Advance, and NeurogesX has granted to CHRP a first priority continuing security interest in and to the Collateral as general and continuing security for the due performance and payment of all of NeurogesX’s obligations to CHRP under the Financing Agreement. Capitalized terms used in this Amendment which are not otherwise defined herein have the meanings ascribed to them in the Financing Agreement.

The Parties desire to allow sufficient time for the filing of certain documents by NeurogesX’s patent counsel with the appropriate offices in Europe for the recording of CHRP’s security interests and licenses in the European Union and Switzerland with respect to certain patent applications and trademarks of NeurogesX in accordance with the terms of the Financing Agreement and the Security Documents.

NOW, THEREFORE, for consideration of the premises and the mutual covenants hereinafter contained, the Parties hereto hereby agree as follows:

1. Amendment to the Financing Agreement. The references in Sections 2.03, 6.02 and 7.02 of the Financing Agreement to “fifteen (15) Business Days” are hereby amended to be “twenty (20) Business Days”.

2. Effect on the Financing Agreement. Except as specifically amended herein, the Financing Agreement, all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. As of the date of this Amendment, each reference in the Financing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Financing Agreement as amended hereby.

3. Counterparts. This Amendment may be executed in counterparts, by facsimile or electronic signature.

4. Entire Agreement. The Financing Agreement, as modified by this Amendment, and the other writings specifically identified therein and herein or contemplated thereby and hereby, is complete, reflects the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous written or oral negotiations, commitments and writings.

IN WITNESS WHEREOF, the Parties hereto have caused their authorized representatives to execute this Amendment by signing below:

Signed:

NEUROGESX, INC.		COWEN HEALTHCARE ROYALTY PARTNERS, L.P.

By: Cowen Healthcare Royalty GP, LLC, Its General Partner

By:	/s/ Stephen Ghiglieri	By:	/s/ Gregory B. Brown, M.D
Name:	Stephen Ghiglieri	Name:	Gregory B. Brown, M.D.
Title:	EVP, COO, CFO	Title:	Managing Director

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